SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2015

Charter Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2015, Charter Communications, Inc. (“Charter” or the “Company”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Time Warner Cable Inc. (“TWC”), CCH I, LLC (“New Charter”), a wholly owned subsidiary of the Company, Nina Corporation I, Inc., Nina Company II, LLC, a wholly owned subsidiary of New Charter, and Nina Company III, LLC, a wholly owned indirect subsidiary of New Charter, pursuant to which the parties will engage in a series of transactions that will result in Charter and TWC becoming wholly owned subsidiaries of New Charter (the “Mergers”), on the terms and subject to the conditions set forth in the Merger Agreement.

In connection with the Merger Agreement, the Company also entered into an investment agreement with Liberty Broadband Corporation (“Liberty”), pursuant to which Liberty agreed to purchase $4.3 billion of New Charter Class A common stock (“New Charter common stock”) (in addition to the previously agreed purchase of $700 million of New Charter common stock) to provide partial financing for the Mergers (the “Investment Agreement”) and a contribution agreement with Liberty and Liberty Interactive Corporation (“Liberty Interactive” and together with Liberty, the “Liberty Parties”), pursuant to which the Liberty Parties agreed to exchange their respective shares of TWC common stock for shares of New Charter common stock (“Liberty Contribution Agreement” and, together with the Investment Agreement, the “Liberty Agreements”). Additionally, in connection with the Merger Agreement, the Company entered into a Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with New Charter, Liberty and Advance/Newhouse Partnership (“A/N”), which Stockholders Agreement will replace the Company’s existing stockholders agreement with Liberty, dated September 29, 2014, and supersede the Amended and Restated Stockholders Agreement with New Charter, Liberty and A/N, dated March 31, 2015. In connection with the Merger Agreement, Charter also amended the contribution agreement (“BHN Contribution Agreement”) among A/N, A/NPC Holdings LLC, New Charter and Charter Communications Holdings, LLC, dated March 31, 2015 (“Amendment No. 1 to the BHN Contribution Agreement”) principally to align the contribution contemplated thereby with the transactions contemplated by the Merger Agreement.

The Merger Agreement was approved by the respective boards of directors of Charter and TWC, Amendment No. 1 to the BHN Contribution Agreement has been approved by the respective boards of directors of Charter and Liberty and the Investment Agreement, the Liberty Contribution Agreement and the Stockholders Agreement have been approved by the members of the board of directors of Charter who are not affiliated with the Liberty Parties and by the respective boards of directors of the Liberty Parties.

Merger Agreement

As part of the Mergers, Charter and TWC will undergo a series of transactions pursuant to which both Charter and TWC will become wholly owned subsidiaries of New Charter. After giving effect to the transactions, New Charter will be the new public company parent that will hold the operations of the combined companies.

Upon consummation of the Mergers, each share of TWC common stock (other than treasury shares held by TWC and TWC stock held by the Liberty Parties) will be converted into the right to receive $100 in cash and shares of New Charter common stock equivalent to 0.5409 shares of Charter Class A common stock (“Charter common stock”). Each stockholder of TWC will also have the option to elect (an “Electing Stockholder”) to receive for each TWC share (other than treasury shares held by TWC and TWC stock held by the Liberty Parties) $115 in cash and shares of New Charter common stock equivalent to 0.4562 shares of Charter common stock (in either case, the “Merger Consideration”). Upon the consummation of the Mergers, each share of TWC common stock held by the Liberty Parties will convert only into New Charter common stock.

TWC’s equity awards held by individuals who are employed by TWC as of the consummation of the Mergers will convert into New Charter equity awards based on an exchange ratio determined based on the value a TWC stockholder, other than an Electing Stockholder, would receive in the Mergers, while equity awards held by non-employee directors and former employees will be settled for cash in accordance with the terms of the Merger Agreement. Charter’s equity awards will convert into New Charter equity awards based on an exchange ratio designed to substantially preserve the value of the awards immediately before and immediately after the consummation of the Mergers.

The Company and TWC each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of the Company and TWC to, subject to certain exceptions, conduct its respective business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Mergers. TWC is permitted under the terms of the Merger Agreement to continue paying regular quarterly cash dividends not to exceed $0.75 per share per quarter. In the Merger Agreement, TWC (and its applicable subsidiary) agreed to waive the right of first offer (the “ROFO”) that they have to acquire the assets of Bright House Networks, LLC during the pendency of the Mergers. This waiver will expire if the Merger Agreement is terminated but the waiver will again be effective if within 9 months following a termination, TWC enters into an agreement or understanding in respect of, or consummates, an alternative acquisition transaction.

The obligation of the parties to consummate the Mergers is subject to customary closing conditions, including, among other things, (1) the approval and adoption of the Merger Agreement and related transactions by the stockholders of both companies (including the approval of a majority of the outstanding shares of Charter common stock (excluding shares beneficially owned by Liberty and its affiliates) with respect to the applicable transactions with the Liberty Parties); (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), without the imposition of one or more conditions that would reasonably be expected to have a material adverse effect on Charter, TWC and their respective subsidiaries, taken as a whole (a “Burdensome Condition”); (3) the receipt of applicable regulatory approvals from the Federal Communications Commission (“FCC”) and certain other regulatory approvals, without the imposition of a Burdensome Condition; (4) the absence of certain legal restraints and prohibitions; (5) the effectiveness of the Charter registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”); and (6) the approval of the listing on the NASDAQ of New Charter common stock to be issued in connection with the Mergers. The obligation of each party to consummate the Mergers is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its material obligations under the Merger Agreement, the other party having not suffered a material adverse effect and the receipt by each party of certain opinions from its counsel regarding the tax treatment of the transactions.

The Merger Agreement requires each of Charter and TWC to call and hold a special stockholder meeting and, subject to certain exceptions, requires the board of directors of each company to recommend that the stockholders of such company approve the transactions. Prior to such approval, the board of directors of each company may, upon receipt of a superior proposal (as defined in the Merger Agreement) or the occurrence of an intervening event (as defined in the Merger Agreement), change its recommendation that the stockholders of such company approve the transactions, subject to complying with notice and other specified conditions, including giving the other party the opportunity to propose changes to the Merger Agreement in response to such superior proposal or other circumstances. If the board of directors of either company changes its recommendation, the other party may terminate the Merger Agreement and receive a termination fee as described below. The company changing its recommendation does not have the right to terminate the Merger Agreement in connection with such a change of recommendation, however, the other party does have the right to do so following such a change of recommendation. In addition, the Merger Agreement prohibits each party from soliciting alternative acquisition proposals in certain circumstances.

The Merger Agreement contains certain other termination rights for each of Charter and TWC, including the right of each party to terminate the Merger Agreement if the Mergers have not been consummated by May 23, 2016, subject to each party’s right to extend this end date until November 23, 2016 if all closing conditions (other than receipt of antitrust and other specified regulatory approvals) have been satisfied by May 23, 2016.

Charter has agreed to pay TWC a $2 billion termination fee, in certain circumstances, if the parties fail to obtain required Department of Justice or FCC approvals, or a $1 billion termination fee, in certain circumstances, if the parties fail to obtain certain other required regulatory approvals. In addition, TWC has agreed to pay Charter a $2 billion termination fee, and Charter has agreed to pay TWC a $1 billion termination fee, in certain circumstances relating to a third-party alternative transaction or a change in the other party’s board recommendation.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Liberty Agreements

In connection with the Merger Agreement, Charter and Liberty entered into an Investment Agreement, pursuant to which Liberty agreed to invest $4.3 billion in New Charter to partially finance the cash portion of the Merger Consideration. New Charter will issue shares to Liberty based on the same Merger Consideration value that is being paid to the TWC stockholders. The Liberty investment is subject to several conditions, including Charter stockholder approval (excluding Liberty-owned shares), satisfaction of conditions set out in the Merger Agreement and HSR Act clearance.

Charter and the Liberty Parties also entered into a Contribution Agreement, pursuant to which the Liberty Parties agreed to exchange their respective shares of TWC common stock for shares of New Charter common stock equivalent to 1.106 shares of Charter common stock for each share of TWC common stock. The obligations of the parties to complete the exchange under the Liberty Contribution Agreement are conditioned on the satisfaction of conditions set out in the Merger Agreement.

The foregoing descriptions of the Liberty Contribution Agreement and Investment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Liberty Contribution Agreement and the Investment Agreement, respectively, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Stockholders Agreement

In connection with the Merger Agreement, the Company entered into the Stockholders Agreement. The Company’s existing stockholders agreement with Liberty will remain in effect until the earlier of the closing of the Mergers or the closing of the contribution (as defined in the BHN Contribution Agreement) (“BHN Contribution”), although certain provisions of the Stockholders Agreement became effective upon execution thereof. In connection with the execution of the Stockholders Agreement, and in addition to Liberty’s agreement to purchase $4.3 billion of New Charter common stock pursuant to the Investment Agreement, Liberty agreed to purchase, prior to and contingent upon the closing of the BHN Contribution from New Charter $700 million of New Charter common stock for $172.9963 per share.

Under the terms of the Stockholders Agreement, the number of New Charter directors will be fixed at 13, and will include New Charter’s chief executive officer. Upon the closing of the BHN Contribution, two designees selected by A/N and three designees selected by Liberty will become members of the board of directors. The remaining seven directors will be independent directors selected by the nominating committee of the New Charter board by the approval of both a majority of the committee and a majority of the directors that were not appointed by either A/N or Liberty. Going forward, Liberty will be entitled to designate three nominees to be elected as director and A/N will be entitled to designate two nominees to be elected as director, in each case provided that each maintains certain specified voting or equity ownership thresholds, provided that each nominee must meet any applicable requirements or qualifications. Each of A/N and Liberty will be entitled to nominate one or more directors to each of the committees of the Charter board of directors, subject to applicable stock exchange listing rules and certain specified voting or equity ownership thresholds for each of A/N and Liberty, and provided that the nominating and compensation committees will have at least a majority of directors independent from A/N, Liberty and New Charter (“Unaffiliated Directors”). The nominating committee will be comprised of three Unaffiliated Directors, and one designee of each of A/N and Liberty. A/N and Liberty also will have certain other committee designation and other governance rights.

Each of A/N and Liberty will be subject to certain limits on acquisitions of New Charter shares. In addition, any shares owned by A/N or Liberty in excess of its applicable voting cap must be voted in proportion to the public stockholders of New Charter, other than with respect to certain specified matters. At the closing of the BHN Contribution, A/N and Liberty will enter into an agreement pursuant to which A/N will grant to Liberty a five-year irrevocable proxy to vote, subject to certain exceptions, that number of New Charter common stock and shares of New Charter Class B common stock, in each case, held by A/N (such shares, the “Proxy Shares”), that will result in Liberty having voting power in New Charter equal to 25.01% of the outstanding voting power of New Charter (provided, that the voting power of the Proxy Shares will be capped at 7.0% of the outstanding voting power of New Charter), as well as a right of first refusal to purchase certain shares from A/N in the event it decides to dispose of such shares. Each of A/N and Liberty will be subject to certain standstill provisions and, subject to certain exceptions, shall not be permitted to form a group, within the meaning of Regulation 13D, with each other or otherwise have arrangements or understandings concerning New Charter.

Each of A/N and Liberty will be entitled to preemptive rights to maintain their respective percentage equity ownership of New Charter in certain specified circumstances and to the extent that each maintains certain specified thresholds of equity or vote ownership in New Charter. Each of A/N and Liberty will be subject to certain restrictions on their ability to sell, transfer or dispose of their New Charter securities.

The number of directors that each of A/N and Liberty are entitled to nominate will decrease, and, generally, the other rights of each of A/N and Liberty will terminate, as such party falls below certain vote or equity ownership thresholds, subject to certain grace periods during which such party can return its ownership to the applicable threshold.

Amendment No.1 to the BHN Contribution Agreement

In connection with the Merger Agreement, the Company and A/N amended the BHN Contribution Agreement to conform with the Merger Agreement and to delete references to the now-terminated transaction between Comcast Corporation and TWC (the “Comcast Transaction”). Pursuant to the amendment, the BHN Contribution will no longer be conditioned on the now-terminated Comcast Transaction or expiration of the ROFO and will not include termination rights related to the Comcast Transaction or the ROFO. Instead, the amendment conditions the closing of the BHN Contribution on the consummation of the Mergers, unless the Merger Agreement is terminated under certain circumstances and prior to such termination an alternative acquisition proposal for TWC has been made and TWC enters into a definitive agreement to consummate such proposal within 12 months of the termination (“Tail Condition”). The outside termination date for the BHN Contribution Agreement will be automatically extended until the third business day following the end date of the Merger Agreement or, if later, the expiration of 12 months following the termination of the Merger Agreement unless the Tail Condition can no longer be satisfied.

The foregoing description of Amendment No. 1 to the BHN Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 1 to the BHN Contribution Agreement, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Copies of the Merger Agreement, the Liberty Agreements, the Amended and Restated Stockholders Agreement and Amendment No. 1 to the BHN Contribution Agreement (the “Agreements”) have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, TWC, the Liberty Parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each Agreement were made only for purposes of such agreement and as of specific dates; were made solely for the benefit of the parties to such Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such

Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, TWC, the Liberty Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of an Agreement, which subsequent information may or may not be fully reflected in the Company’s or TWC’s public disclosures.

ITEM 8.01 OTHER EVENTS.

On May 23, 2015, Charter Communications Operating, LLC (“Charter Operating”), an indirect subsidiary of Charter, received commitments from Goldman Sachs Bank USA, Goldman Sachs Lending Partners, LLP, Bank of America, N.A., Merrill Lynch, Pierce Fenner & Smith Incorporated, Credit Suisse AG, Credit Suisse Securities (USA) LLC, UBS AG, Stamford Branch and, UBS Securities LLC to provide incremental senior secured term loan facilities totaling up to $15.0 billion and a senior secured incremental revolving facility equal to $1.7 billion, in each case under Charter Operating’s Amended and Restated Credit Agreement, dated April 11, 2012 (the “Commitments”). In addition, the Commitments provide for (1) up to $6.0 billion in senior secured first lien bridge facilities that would be made in the event that Charter Operating is not able to issue $6.0 billion in senior secured first lien notes on or prior to the closing date, (2) up to $3.5 billion in senior unsecured bridge facilities that would be made in the event that Charter Operating is not able to issue $3.5 billion in senior unsecured notes on or prior to the closing date and (3) up to $4.3 billion in a senior unsecured 364-day loan facility to CCO Holdings, LLC (“CCOH”), an indirect subsidiary of Charter, that would be made in the event that CCOH is not able to issue up to $4.3 billion of senior unsecured notes on or prior to the closing date (the “CCOH Commitment”). On May 27, 2015, Charter Operating and the commitment parties entered into an amendment of the Commitments to add Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. as a party to the Commitments. The Charter Operating incremental facilities and bridge facilities provided for by the Commitments will be used by Charter to fund the cash payments required upon consummation of the Mergers and the BHN Contribution. The CCOH Commitment, if used, may be used by Charter to fund additional cash Merger Consideration to the extent TWC stockholders elect to receive $115.00 in cash and New Charter shares equivalent to 0.4562 shares of Charter common stock or, in the event the Merger Agreement is terminated, to pay any applicable termination fee.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

2.1	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc., Charter Communications, Inc., CCH I, LLC, Nina Corporation I, Inc., Nina Company II, LLC and Nina Company III, LLC.

2.2	Amendment No. 1 to the Contribution Agreement, dated May 23, 2015, by and among Advance/Newhouse Partnership, A/NPC Holdings LLC, Charter Communications, Inc., CCH I, LLC and Charter Communications Holdings, LLC.

10.1	Contribution Agreement, dated May 23, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Charter Communications, Inc., CCH I, LLC and Nina Corporation I, Inc.

10.2	Investment Agreement, dated May 23, 2015, by and among Charter Communications, Inc., CCH I, LLC and Liberty Broadband Corporation.

ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the transactions referred to in this material, Charter Communications, Inc. (“Charter”), expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a preliminary joint proxy statement of Charter and Time Warner Cable, Inc. (“Time Warner Cable”) that also constitutes a preliminary prospectus of Charter. After the registration statement is declared effective Charter and Time Warner Cable will mail a definitive proxy statement/prospectus to stockholders of Charter and stockholders of Time Warner Cable. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Charter or Time Warner Cable may file with the SEC and send to Charter’s and/or Time Warner Cable’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF CHARTER AND TIME WARNER CABLE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Charter or Time Warner Cable through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Charter will be available free of charge on Charter’s website at charter.com, in the “Investor and News Center” near the bottom of the page, or by contacting Charter’s Investor Relations Department at 203-905-7955. Copies of the documents filed with the SEC by Time Warner Cable will be available free of charge on Time Warner Cable’s website at http://ir.timewarnercable.com or by contacting Time Warner Cable’s Investor Relations Department at 877-446-3689.

Charter and Time Warner Cable and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Charter is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of Time Warner Cable is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 13, 2015, as amended April 27, 2015 and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 18, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report regarding the proposed transaction between Charter and Time Warner Cable and the proposed transaction between Bright House and Charter, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the respective companies and products, and any other statements regarding Charter’s, Time Warner Cable’s and Bright House’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the risk that a regulatory approval that may be required for the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated; Charter’s ability to achieve the synergies and value creation contemplated by the proposed transactions; Charter’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Charter’s and Time Warner Cable’s respective filings with the SEC, including Charter’s and Time Warner Cable’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Charter and Time Warner Cable assume no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

By:	/s/ Richard R. Dykhouse
Richard R. Dykhouse Executive Vice President, General Counsel and Corporate Secretary

Date: May 29, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc., Charter Communications, Inc., CCH I, LLC, Nina Corporation I, Inc., Nina Company II, LLC and Nina Company III, LLC.

2.2	Amendment No. 1 to the Contribution Agreement, dated May 23, 2015, by and among Advance/Newhouse Partnership, A/NPC Holdings LLC, Charter Communications, Inc., CCH I, LLC and Charter Communications Holdings, LLC.

10.1	Contribution Agreement, dated May 23, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Charter Communications, Inc., CCH I, LLC and Nina Corporation I, Inc.

10.2	Investment Agreement, dated May 23, 2015, by and among Charter Communications, Inc., CCH I, LLC and Liberty Broadband Corporation.